As filed with the Securities and Exchange Commission on December 13, 2018

Registration No. 333-217621

Registration No. 333-195839

Registration No. 333-180934

Registration No. 333-134291

Registration No. 333-134015

Registration No. 333-104011

Registration No. 333-84312

Registration No. 333-57244

Registration No. 333-34312

Registration No. 333-39627

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217621

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195839

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180934

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134291

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-134015

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104011

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-84312

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-57244

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34312

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39627

UNDER THE SECURITIES ACT OF 1933

DATAWATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	02-0405716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Third Amended and Restated 2011 Equity Compensation and Incentive Plan

Second Amended and Restated 2011 Equity Compensation and Incentive Plan

2011 Equity Compensation and Incentive Plan

2006 Equity Compensation and Incentive Plan

Datawatch Corporation 1996 Stock Plan

Datawatch Corporation 1996 Non-Employee Director Stock Option Plan

Datawatch Corporation 1996 International Employee Non-Qualified

Stock Option Plan

(Full titles of the plans)

James R. Scapa

President and Chief Executive Officer

DATAWATCH CORPORATION

4 Crosby Drive

Bedford, Massachusetts 01730

(978) 441-2200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Peter H. Ehrenberg

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10023

(212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Datawatch Corporation, a Delaware corporation (“Datawatch” or the “Registrant”) that were registered on the following Registration Statements on Form S-8, as amended (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 333-217621), filed with the Commission on May 3, 2017, which registered 1,000,000 shares of common stock, par value $0.01 (“Shares”) issuable pursuant to the terms of the Third Amended and Restated 2011 Equity Compensation and Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-195839), filed with the Commission on May 9, 2014, which registered 1,400,000 shares of common stock, par value $0.01 (“Shares”) issuable pursuant to the terms of the Second Amended and Restated 2011 Equity Compensation and Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-180934), filed with the Commission on April 25, 2012, as amended, which registered 600,000 shares of common stock, par value $0.01 (“Shares”) issuable pursuant to the terms of the 2011 Equity Compensation and Incentive Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-134291), filed with the Commission on May 19, 2006, as amended, which registered 600,000 Shares to be issued under the 2006 Equity Compensation and Incentive Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-134015), filed with the Commission on May 11, 2006, as amended, which registered 600,000 Shares issuable pursuant to the 2006 Equity Compensation and Incentive Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-104011), filed with the Commission on March 25, 2003, as amended, which registered 129,600 Shares issuable pursuant to the Datawatch Corporation 1996 Stock Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-84312), filed with the Commission on March 14, 2002, as amended, which registered 127,733 Shares issuable pursuant to the Datawatch Corporation 1996 Stock Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-57244), filed with the Commission on March 19, 2001, as amended, which registered 400,000 Shares issuable pursuant to the Datawatch Corporation 1996 Stock Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-34312), filed with the Commission on April 7, 2000, as amended, which registered 250,000 Shares issuable pursuant to the Datawatch Corporation 1996 Stock Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

•

Registration Statement on Form S-8 (No. 333-39627), filed with the Commission on November 6, 1997, as amended, which registered 1,000,000 Shares issuable pursuant the Datawatch Corporation 1996 Stock Plan, 72,000 Shares issuable pursuant the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan, 200,000 Shares issuable pursuant the Datawatch Corporation 1996 International Employee Non-Qualified Stock Option Plan, and 812,543 Shares pursuant to the reoffer prospectus included therein and issuable or issued under the 2011 Equity Compensation and Incentive Plan, the 2006 Equity Compensation and Incentive Plan, the Datawatch Corporation 1996 Stock Plan and the Datawatch Corporation 1996 Non-Employee Director Stock Option Plan.

On December 13, 2018, pursuant to the Agreement and Plan of Merger, dated as of November 5, 2018 (the “Merger Agreement”), among Altair Engineering Inc. (“Altair”), Dallas Merger Sub, Inc. (“Merger Sub”), and Datawatch, Merger Sub merged with and into Datawatch (the “Merger”), with Datawatch surviving the Merger as a wholly-owned subsidiary of Altair.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts on December 13, 2018.

DATAWATCH CORPORATION

By:	/s/ James R. Scapa
James R. Scapa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on this 13th day of December, 2018 in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ James R. Scapa James R. Scapa	President, Chief Executive Officer and Sole Director (Principal Executive Officer)	December 13, 2018

/s/ Howard N. Morof Howard N. Morof	Treasurer (Principal Financial Officer and Accounting Officer)	December 13, 2018